Exhibit 99.1

ASSERTIO HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 8, 2026, Assertio Holdings, Inc. (“Assertio” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Zyla Life Sciences, LLC, Zyla Life Sciences US, LLC, Assertio Specialty Pharmaceuticals, LLC, ASIO Holdings, LLC, Assertio Distribution, LLC, and Assertio Management, LLC (collectively, “Seller”), Assertio (the “Guarantor”), and Cosette Pharmaceuticals, Inc. (“Buyer”). Upon execution of the Asset Purchase Agreement, the Company sold its remaining right, title and interest in and to INDOCIN®, SPRIX®, SYMPAZAN®, CAMBIA®, ZIPSOR® and the recently decommercialized OTREXUP® (collectively, the “Products”), and transferred certain assets and liabilities related to the Products, to the Buyer in exchange for $35.0 million in cash (the “Upfront Payment”) with the potential for additional deferred amounts consisting of (a) future milestone payments in an amount not to exceed $32.0 million based upon the achievement of certain sales milestones of SYMPAZAN, OTREXUP and INDOCIN; (b) in respect of SPRIX, (i) a one-time cash payment of $1.0 million in the event of successful quality approval and delivery of a new batch of SPRIX products to Buyer’s warehouse by May 31, 2026, (ii) for the period commencing on April 8, 2026 and ending on December 31, 2027, eight percent (8%) of the gross profits from SPRIX and (iii) a one-time cash payment of $2.0 million if net sales of SPRIX exceed $7.0 million during calendar year 2027 (the “Contingent Deferred Payments”) (collectively with the Upfront Payment, the “Disposal Transaction”). The Disposal Transaction is considered a significant disposition for purposes of Item 2.01 of Form 8-K. In addition, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, on May 9, 2025, the Company transferred all of the equity interests in Assertio Therapeutics, Inc., and/or its applicable subsidiary or subsidiaries (“Assertio Therapeutics”) to an established purchaser of legacy litigation matters resulting in Assertio Therapeutics being owned by the purchaser’s related company, ATIH Industries, LLC.

The following unaudited Pro Forma Condensed Consolidated Financial Statements were derived from the historical Consolidated Financial Statements of Assertio, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

The unaudited Pro Forma Condensed Consolidated Financial Statements as of December 31, 2025 and for the two years then ended have been derived from the historical audited Consolidated Financial Statements of Assertio, included in Assertio’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2025 gives effect to the Disposal Transaction as if it had occurred on December 31, 2025. The unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss for the years ended December 31, 2025 and 2024 give effect to the Disposal Transaction as if it had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited Pro Forma Condensed Consolidated Financial Statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for illustrative and informational purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the Disposal Transaction occurred on the dates indicated. The unaudited Pro Forma Condensed Consolidated Financial Statements also should not be considered indicative of Assertio’s future results of operations or financial position. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited Pro Forma Condensed Consolidated Financial Statements and accompanying notes should be read in conjunction with the historical audited Consolidated Financial Statements, accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Assertio as of and for the years ended December 31, 2025 and 2024, which are included in Assertio’s Annual Report on Form 10-K for the year ended December 31, 2025.

Upon the close of the Disposal Transaction, occurring contemporaneously with the execution of the Asset Purchase Agreement, the criteria for discontinued operations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements (“ASC 205”) was met. The Company believes that the adjustments included within the Discontinued Operations column of the unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting.

Article 11 of Regulation S-X requires that pro forma financial information reflecting a disposition include transaction accounting adjustments, which reflect the application of required accounting for the disposition. Such adjustments have been included in the unaudited Pro Forma Condensed Consolidated Financial Statements. There are no autonomous entity adjustments included in the unaudited Pro Forma Condensed Consolidated Financial Statements. Additionally, the unaudited Pro Forma Condensed Consolidated Financial Statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the divestiture.

ASSERTIO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2025
(in thousands except share and per share data)

	Historical Assertio	Less: Discontinued Operations	Transaction Accounting Adjustments		Pro Forma Assertio Continuing Operations
		Note 2(a)	Note 2
ASSETS
Current assets
Cash and cash equivalents	$10,229	$-	$35,000	2(b)	$45,229
Short-term investments	53,176	-	-		53,176
Accounts receivable, net	120,110	-	-		120,110
Inventories, net	24,120	3,366	-		20,754
Prepaid and other current assets	9,011	-	500	2(b)	9,511
Total current assets	216,646	3,366	35,500		248,780
Property and equipment, net	444	-	-		444
Intangible assets, net	48,908	14,195	-		34,713
Other long-term assets	972	-	-		972
Total assets	$266,970	$17,561	$35,500		$284,909
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,014	$-	$-		$9,014
Accrued rebates, returns and discounts	99,366	-	-		99,366
Accrued liabilities	14,282	-	1,926	2(c)	16,208
Other current liabilities	4,851	-	-		4,851
Total current liabilities	127,513	-	1,926		129,439
Long-term debt	39,124	-	-		39,124
Other long-term liabilities	6,381	-	-		6,381
Total liabilities	173,018	-	1,926		174,944
Commitment and contingencies
Shareholders' equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 6,421,899 shares issued and outstanding	1	-	-		1
Additional paid-in capital	797,450	-	-		797,450
Accumulated deficit	(703,499)	17,561	33,574	2(c),2(d)	(687,486)
Total shareholders' equity	93,952	17,561	33,574		109,465
Total liabilities and shareholders' equity	$266,970	$17,561	$35,500		$284,909

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ASSERTIO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
Year ended December 31, 2025
(in thousands except per share data)

		Less:	Less:	Pro Forma Assertio
	Historical Assertio	Discontinued Operations	Asssertio Therapeutics	Continuing Operations
		Note 2(a)	Note 2(e)
Revenues:
Product sales, net	$117,100	$48,874	$-	68,226
Royalty revenue	1,613	1,613	-	$-
Total revenues	118,713	50,487	-	68,226
Costs and expenses:
Cost of sales	35,383	13,557	-	21,826
Research and development expenses	1,690	58	-	1,632
Selling, general and administrative expenses	69,000	11,432	2,279	55,289
Change in fair value of contingent consideration	(276)	(276)	-	-
Amortization of intangible assets	29,863	12,507	-	17,356
Impairment of intangible assets	1,700	1,700	-	-
Restructuring charges	2,889	-	-	2,889
Total costs and expenses	140,249	38,978	2,279	98,992
(Loss) income from operations	(21,536)	11,509	(2,279)	(30,766)
Other (expense) income:
Loss on Assertio Therapeutics divestiture	(8,174)	-	(8,174)	-
Interest expense	(3,075)	-	-	(3,075)
Interest income	2,665	-	-	2,665
Other gain, net	180	-	-	180
Total other expense	(8,404)	-	(8,174)	(230)
Net (loss) income before income taxes	(29,940)	11,509	(10,453)	(30,996)
Income tax expense	(435)	(82)	(1)	(352)
Net (loss) income and comprehensive (loss) income	$(30,375)	$11,427	$(10,454)	$(31,348)

Basic and diluted net loss per share	$(4.74)			$(4.90)
Shares used in computing basic and diluted net loss per share	6,403			6,403

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ASSERTIO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
Year ended December 31, 2024
(in thousands except per share data)

		Less:	Pro Forma Assertio
	Historical Assertio	Discontinued Operations	Continuing Operations
		Note 2(a)
Revenues:
Product sales, net	$120,849	$60,759	$60,090
Royalty revenue	2,012	2,012	-
Other revenue	2,100	-	2,100
Total revenues	124,961	62,771	62,190
Costs and expenses:
Cost of sales	39,227	19,975	19,252
Research and development expenses	3,822	258	3,564
Selling, general and administrative expenses	75,051	12,062	62,989
Change in fair value of contingent consideration	(244)	(244)	-
Amortization of intangible assets	25,644	19,578	6,066
Impairment of intangible assets	5,217	5,217	-
Restructuring charges	720	-	720
Total costs and expenses	149,437	56,846	92,591
(Loss) income from operations	(24,476)	5,925	(30,401)
Other (expense) income:
Interest expense	(3,039)	-	(3,039)
Interest income	3,221	-	3,221
Other gain, net	2,765	-	2,765
Total other income	2,947	-	2,947
Net (loss) income before income taxes	(21,529)	5,925	(27,454)
Income tax (expense) benefit	(52)	(55)	3
Net (loss) income and comprehensive (loss) income	$(21,581)	$5,870	$(27,451)

Basic and diluted net loss per share	$(3.40)		$(4.32)
Shares used in computing basic and diluted net loss per share	6,351		6,351

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ASSERTIO HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical financial information as of December 31, 2025 and for the two years then ended has been derived from and should be read in conjunction with the historical audited Consolidated Financial Statements of Assertio, included in Assertio’s Annual Report on Form 10-K for the years ended December 31, 2025 and 2024 and the adjustments outlined in Note 2 below.

Note 2. Pro Forma Adjustments

(a)	The Discontinued Operations column in the unaudited Pro Forma Condensed Consolidated Financial Statements represents the historical financial results directly attributable to the Disposal Transaction in accordance with ASC 205. The income tax impacts of the Disposal Transaction have been estimated using the applicable statutory income tax rates for the relevant jurisdictions and, where applicable, the requirements of FASB ASC 740, Income Taxes, concerning discontinued operations. The estimated income tax adjustments are subject to change, and actual amounts may differ from the results reflected herein.

(b)	The adjustment to Cash and cash equivalents represents the Upfront Payment. The adjustment to Prepaid and other current assets of $0.5 million represents the fair value of the $1.0 million Contingent Deferred Payment related to successful quality approval and delivery of a new batch of SPRIX products to Buyer’s warehouse by May 31, 2026. There are no amounts recognized for the remaining Contingent Deferred Payments, which consist of (a) future milestone payments in an amount not to exceed $32.0 million based upon the achievement of certain sales milestones of SYMPAZAN, OTREXUP and INDOCIN; (b) in respect of SPRIX, (i) for the period commencing on April 8, 2026 and ending on December 31, 2027, eight percent (8%) of the gross profits from SPRIX and (iii) a one-time cash payment of $2.0 million if net sales of SPRIX exceed $7.0 million during calendar year 2027. The effects of these additional Contingent Deferred Payments will be recognized by the Company when realized or realizable, and given the uncertainty surrounding the events that would give rise to the receipt of the Contingent Deferred Payments, the Company is unable to estimate a range of consideration that may be received by the Company related to such payments.

(c)	Represents estimated unaccrued one-time transaction costs directly related to the Disposal Transaction of approximately $1.9 million, consisting of accounting, financial, and legal advisory fees.

(d)	Represents the estimated gain on the Disposal Transaction of approximately $16.0 million, which is reflected as the difference between the Upfront Payment, net of estimated unaccrued one-time transaction costs and the fair value of the SPRIX related Contingent Deferred Payment, and the historical carrying value of the divested business of $17.6 million. This estimate is based on the historical information as of December 31, 2025. The actual amount will be based on balances as of the Disposal Transaction closing date and may differ from the information presented.

(e)	Represents the removal of the operating results of Assertio Therapeutics, Inc., and/or its applicable subsidiary or subsidiaries (“Assertio Therapeutics”), which was divested on May 9, 2025, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and the associated loss on divestiture. The divestiture of Assertio Therapeutics did not meet the criteria within ASC 205 to be reported as a discontinued operation.